UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 20, 2022
Date of Report (date of earliest event reported)
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Rover Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On October 20, 2022, A Place for Rover, Inc. (“APFR”), a wholly-owned subsidiary of Rover Group, Inc. (the “Company”), entered into a binding settlement term sheet with the named plaintiff in the case captioned Melanie Sportsman v. A Place for Rover, Inc. following a mediation held on October 19, 2022. For additional information about the case, see Note 11 of the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2022. In settling the case, APFR is not admitting any wrongdoing or liability.

The term sheet provides that APFR will make a total settlement payment of $18.0 million in full and final settlement of all claims that the named plaintiff and members of the proposed settlement class are bringing or could bring in the litigation, including claims under California’s Private Attorney General Act (“PAGA”), the California Labor Code, and similar statutes. The settlement class to be proposed consists of all pet care providers who performed at least one service in California booked through the Rover platform during the period from November 1, 2018 through the date on which the motion for preliminary approval of the settlement is filed with the U.S. District Court for the Northern District of California (the “Court”). In addition, pet care providers who performed at least one service in California between October 1, 2017 and October 31, 2018 will receive more limited relief under a PAGA settlement. Final settlement is subject to, among other things, negotiation of a definitive settlement agreement not inconsistent with the terms in the term sheet and Court approval of such agreement.

The Company expects to record the settlement amount as an expense for the quarter ended September 30, 2022, and to pay such settlement from existing cash and cash equivalents once approved by the Court.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the anticipated final settlement of the case captioned Melanie Sportsman v. A Place for Rover, Inc., the final terms of such settlement, the expected recording of the settlement payment expense, and the expected timing of the settlement payment. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. The words “believe,” “may,” “might,” “possible,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” ”should,” “expect,” “target,” “contemplate,” “assume,” “predict,” “project,” “plan,” “potential,” “continue,” “preliminary,” “likely,” “ongoing,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions that may cause actual events, results, or performance to differ materially from those indicated by such statements, including that the Court fails to approve the settlement, that a large number of proposed settlement class members opt out of the settlement, potential changes to the amount and timing of the settlement, liability to any proposed settlement class members that opt out of the settlement, potential changes to the Company’s business practices and platform to attempt to address the matters at issue in the case, and potential claims by other persons or regulatory actions in California and other jurisdictions with respect to classification of pet care providers and the impacts thereof. Certain of these risks are identified in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 21, 2022 and the Company’s subsequent Quarterly Reports on Form 10-Q. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. Forward-looking statements are based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. Investors are cautioned not to place undue reliance on these statements, and reported results should not be considered as an indication of future performance. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statements or to conform these statements to actual results or changes in the Company’s expectations. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments it may make.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: October 21, 2022	By:	/s/ Charlie Wickers
Charlie Wickers
Chief Financial Officer